EXHIBIT 5


     Barristers & Solicitors                         McCARTHY TETRAULT LLP
     Patent & Trade-mark Agents                      Box 48, Suite 4700
                                                     Toronto Dominion Bank Tower
                                                     Toronto, ON M5K 1E6
MCCARTHY TETRAULT                                    Canada
                                                     Telephone:  416 362-1812
                                                     Facsimile:  416 868-0673
                                                     www.mccarthy.ca


     January 14, 2003

     United States Securities and Exchange Commission
     450 - 5th Street N.W.
     Washington, D.C.
     U.S.A. 20549

     Gentlemen:

     RE:   CRYSTALLEX INTERNATIONAL CORPORATION
           REGISTRATION STATEMENT ON FORM F-3

     We are counsel to Crystallex International Corporation (the "Corporation"), a corporation continued under the Canadian Business Corporations Act.

     We refer to the filing by the Corporation of the above-captioned Registration Statement on Form F-3 ("Registration Statement") under the Securities Act of 1933, as amended, covering the resale of an aggregate of 13,211,749 common shares without par value in the Corporation (the "Shares") issued or issuable by the Corporation as described in the Registration Statement.

     We have examined the Articles of the Corporation, resolutions of the Board of Directors of the Corporation in respect of the issuance of the Shares and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon the records of the Corporation and upon statements and certificates of officers and representatives of the Corporation and others. This opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     Based on the foregoing, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be duly authorized and legally issued by the Corporation as fully paid and non-assessable shares in the capital of the Corporation.

     We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

     Yours very truly,


     /s/ McCarthy Tettrault  LLP
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